UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     September 11, 2013

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-7898	56-0578072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC	28117
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2013, Lowe’s Companies, Inc. (the “Company”) issued an aggregate of $1 billion of unsecured notes consisting of $500 million aggregate principal amount of its 3.875% Notes due 2023 (the “2023 Notes”) and $500 million aggregate principal amount of its 5.000% Notes due 2043 (the “2043 Notes” and, together with the 2023 Notes, the “Notes”). The Notes were issued under an Amended and Restated Indenture, dated as of December 1, 1995 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of September 11, 2013, between the Company and the Trustee (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes are unsecured obligations and rank equally with the Company’s existing and future unsecured senior indebtedness. The Indenture contains covenants restricting the issuance of debt by the Company’s subsidiaries but does not restrict the Company from incurring additional indebtedness. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of the Notes of either series on a national securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2023 Notes will mature on September 15, 2023 and the 2043 Notes will mature on September 15, 2043, in each case, unless earlier redeemed or repurchased by the Company. The Company will pay interest on the Notes on March 15 and September 15 of each year, beginning March 15, 2014. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Payments of principal and interest to owners of book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

Before the date that is three months (with respect to the 2023 Notes) or six months (with respect to the 2043 Notes) prior to the applicable maturity date for such series of Notes, the Notes of each series will be redeemable, in whole at any time or in part from time to time, at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Tenth Supplemental Indenture), plus 15 basis points with respect to the 2023 Notes and 20 basis points with respect to the 2043 Notes; plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after the date that is three months (with respect to the 2023 Notes) or six months (with respect to the 2043 Notes) prior to the applicable maturity date for such series of Notes, the Notes of each series will be redeemable, in whole at any time or in part from time to time, at the Company’s option at par plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

In addition, upon a Change of Control Triggering Event (as defined in the Tenth Supplemental Indenture), the holders of the Notes may require the Company to repurchase all or any part of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes to the date of repurchase, unless the Company has previously exercised its option to redeem the Notes.

The Trustee and/or its affiliates have engaged in, and may in the future engage in, commercial dealings in the ordinary course of business with the Company, or its affiliates, including investment banking services and acting as lenders under various loan facilities. They have received or will receive customary fees, commissions or other payments for these transactions. One of the underwriters of the Notes, BNY Mellon Capital Markets, LLC, is an affiliate of the Trustee.

The foregoing summaries of documents described above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits hereto or otherwise on file with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 above and in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2013 is incorporated by reference, and the description of the Notes incorporated herein is qualified in its entirety by reference to the Indenture and the forms of Global Notes which are included in Exhibit 4.1 filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Tenth Supplemental Indenture, dated as of September 11, 2013, between Lowe’s Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Form of 3.875% Notes due September 15, 2023 (included in Exhibit 4.1)

4.3	Form of 5.000% Notes due September 15, 2043 (included in Exhibit 4.1)

5.1	Opinion of Moore & Van Allen PLLC

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: September 11, 2013	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Chief Legal Officer, Chief Compliance Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Tenth Supplemental Indenture, dated as of September 11, 2013, between Lowe’s Companies, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee

4.2	Form of 3.875% Notes due September 15, 2023 (included in Exhibit 4.1)

4.3	Form of 5.000% Notes due September 15, 2043 (included in Exhibit 4.1)

5.1	Opinion of Moore & Van Allen PLLC

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)